UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2026

TUCOWS INC
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCX	NASDAQ

Item 5.07.               Submission of Matters to a Vote of Security Holders.

Tucows Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 2, 2026. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 23, 2026, were voted on at the Annual Meeting. The results of such voting are as indicated below.

Proposal 1. Election of Directors

The Company’s shareholders voted upon and elected the following nominees to serve on the Company’s Board of Directors for a term of one year expiring at the 2027 Annual Meeting of Shareholders.

Nominee for Director	Votes For	Authority Withheld
Marlene Carl	6,777,982	627,741
Lee Matheson	6,705,717	700,006
Sandra Matz	7,331,744	73,979
Laurenz Malte Nienaber	6,243,490	1,162,233
Allen Taylor	6,830,376	575,347
Jeffrey Tory	7,369,190	36,533
Stephen Uhrenbacher	6,764,168	641,555
David Woroch	6,831,227	574,496

There were 668,178 broker non-votes with respect to the election of directors.

Proposal 2. Non-binding Advisory vote on the Compensation of Named Executive Officers

The Company’s shareholders voted upon and approved, on a non-binding basis, the compensation of the Company’s named Executive Officers as disclosed in the Proxy Statement.

For	Against	Abstain
6,778,876	624,527	2,320

There were 668,178 broker non-votes with respect to the Non-binding advisory vote on Named Executive Officer Compensation

Proposal 3. Ratification of Appointment of Independent Auditors

The Company’s shareholders voted upon and ratified the appointment of Deloitte LLP as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2026.

For	Against	Abstain
8,046,168	2,080	25,653

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Ivan Ivanov
Ivan Ivanov Chief Financial Officer
Dated: June 4, 2026